UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 27, 2025 (February 25, 2025)

SIRIUSPOINT LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-36052	98-1599372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Point Building
3 Waterloo Lane
Pembroke HM 08 Bermuda
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: +1 441 542-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Shares, $0.10 par value	SPNT	New York Stock Exchange
8.00% Resettable Fixed Rate Preference Shares, Series B, $0.10 par value, $25.00 liquidation preference per share	SPNT PB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Closing of the CM Bermuda Securities Repurchase

Immediately following the closing of the Secondary Offering (as defined below), on February 27, 2025, SiriusPoint Ltd. (the “Company”) (i) repurchased 45,720,732 common shares, par value $0.10 per share (the “Common Shares”), of the Company held by CM Bermuda Limited (“CM Bermuda” and, the shares repurchased, the “CM Bermuda Shares”) at a price of $14.25 per CM Bermuda Share into treasury and (ii) repurchased and cancelled 20,991,337 warrants to purchase Common Shares (the “CM Bermuda Warrants”) held by CM Bermuda at a price of $3.56 per CM Bermuda Warrant, for an aggregate price of approximately $733.0 million, including certain costs and expenses (such transactions, the “CM Bermuda Securities Repurchase”), pursuant to the terms of the previously disclosed Securities Purchase Agreement, dated December 30, 2024, between the “Company and CM Bermuda. Following the CM Bermuda Securities Repurchase, CM Bermuda has no remaining ownership interest in the Company. In connection with the closing of the CM Bermuda Securities Repurchase, as previously announced on December 30, 2024, (i) Meng Tee Saw’s resignation from the Company’s board of directors became effective and (ii) the Investor Rights Agreement, dated February 26, 2021, between the Company and CM Bermuda was terminated, in each case on February 27, 2025.

Closing of the Secondary Offering and Related Repurchase

In addition, on February 27, 2025, entities associated with Daniel S. Loeb (collectively, the “Selling Shareholders”) completed the previously announced registered public secondary offering (the “Secondary Offering”) of 4,106,631 Common Shares at a price to the public of $14.00 per share,.

The Company repurchased an aggregate of 500,000 Common Shares in the Secondary Offering at the public offering price. The 500,000 Common Shares the Company repurchased in the Secondary Offering were cancelled. The Company did not receive any proceeds from the Secondary Offering.

The Company has previously filed with the U.S. Securities and Exchange Commission a registration statement (including a prospectus) on Form S-3 (File No. 333-283827), dated December 16, 2024, and a prospectus supplement, dated February 25, 2025, for the Offering.

In connection with the Secondary Offering, the Company entered into an Underwriting Agreement, dated February 25, 2025 (the “Underwriting Agreement”), among the Company, The 2011 Loeb Family GST Trust and Third Point Opportunities Master Fund LP, as the Selling Shareholders, and Jefferies LLC, as the underwriter. The Underwriting Agreement is filed as Exhibit 1.1 hereto and is incorporated by reference herein. The foregoing summary of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement.

A copy of the opinion of Conyers Dill & Pearman Limited regarding the validity of the Common Shares sold in the Secondary Offering is filed as Exhibit 5.1 hereto.

On February 27, 2025, the Company issued a press release announcing the closing of the transactions described herein. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated February 25, 2025, among SiriusPoint Ltd., the Selling Shareholders named therein and Jefferies LLC, as underwriter.

5.1	Opinion of Conyers Dill & Pearman Limited.

23.1	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1).

99.1	Press Release, dated February 27, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2025	/s/ Linda Lin
Name: Linda Lin
Title: Chief Legal Officer and Corporate Secretary